Exhibit 99.1

We hereby consent to the inclusion of our opinion letter, dated January 24, 2017, to the Board of Directors of GenVec, Inc. (the “Company”), as Annex E to, and reference to such opinion letter under the headings “Summary — Opinion of Roth Capital Partners” and “The Merger — Opinion of Roth Capital Partners as GenVec’s financial advisor” in, the proxy statement/prospectus relating to the proposed merger involving the Company and Intrexon Corporation (“Intrexon”), which proxy statement/prospectus forms a part of Intrexon’s Registration Statement on Form S-4 (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ROTH CAPITAL PARTNERS, LLC

ROTH CAPITAL PARTNERS, LLC

March 16, 2017